                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              STAFF LEASING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

                                                           [STAFF LEASING LOGO]

April 20, 2001

Dear Shareholder:

  You are cordially invited to attend the annual meeting of shareholders of Staff Leasing, Inc. to be held on Thursday, May 24, 2001, at the offices of the Company in Bradenton, Florida, commencing at 9:00 a.m. At this meeting you will be asked to elect two directors and to approve the adoption of the Employee Stock Purchase Plan.

  It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to sign, date, and return the enclosed proxy at your earliest convenience.

Yours very truly,

/s/ Michael K. Phippen
Michael K. Phippen
Chief Executive Officer

                              STAFF LEASING, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2001

                               ----------------

To the Shareholders of Staff Leasing, Inc.:

  Staff Leasing, Inc. will hold its annual meeting of shareholders at the offices of the Company at 600 301 Boulevard West, Suite 202, Bradenton, Florida, on Thursday, May 24, 2001, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

  . to elect two Class III directors to serve until the annual meeting of shareholders in 2004 or until their successors are duly elected and qualified;

  .  to vote on the proposal to adopt the Employee Stock Purchase Plan; and

  . to transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on April 16, 2001 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. A list of shareholders entitled to vote at the annual meeting will be available for examination at the offices of Staff Leasing, Inc., 600 301 Boulevard West, Suite 202, Bradenton, Florida, for the ten business days immediately preceding the meeting.

  PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy card is mailed in the United States. Prompt response by our shareholders will reduce the time and expense of solicitation.

By Order of the Board of Directors,

/s/ John E. Panning
John E. Panning, Assistant Secretary
Bradenton, Florida
April 20, 2001

                              STAFF LEASING, INC.
                            600 301 BOULEVARD WEST
                                   SUITE 202
                           BRADENTON, FLORIDA 34205

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2001

  Staff Leasing, Inc., a Florida corporation ("Staff Leasing" or the "Company"), furnishes this Proxy Statement to its shareholders in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders of the Company to be held May 24, 2001. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company before the meeting, and not revoked. You may revoke the proxy at any time before it is exercised. The approximate date on which this Proxy Statement and the enclosed proxy card will first be sent to shareholders is April 20, 2001.

  The enclosed 2000 Annual Report of the Company does not form any part of the proxy solicitation material.

                               ABOUT THE MEETING

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the annual meeting of shareholders. Abstentions will be treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date.

  The accompanying proxy, unless the shareholder otherwise specifies therein, when executed and returned to the Company will be voted: (i) for the election as directors of the Company of the persons designated under the caption "Election of Directors--Nominees for Director"; (ii) for the approval of the adoption of the Employee Stock Purchase Plan; and (iii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

  To be elected a director, each nominee must receive a plurality of all the votes cast at the meeting for the election of directors. Any abstentions or broker non-votes will have no effect on the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote for the election in his stead of any other person the Board of Directors may recommend.

  Approval of the adoption of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting. Abstentions will have the same effect as negative votes on the approval of the Employee Stock Purchase Plan, but broker non-votes will have no effect on the voting of such proposal.

  Where shareholders have appropriately specified how their proxies are to be voted, the proxies will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The Board of Directors does not know of any such other matter or business.

                           OUTSTANDING CAPITAL STOCK

  The record date for shareholders entitled to notice of, and to vote at, the annual meeting of shareholders is the close of business on April 16, 2001. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the meeting 20,612,562 shares of common stock.

  The following table sets forth the beneficial ownership of the Company's common stock as of April 16, 2001: (i) by each director, nominee for director, and executive officer named in the Summary Compensation Table set forth on page 8 of this proxy statement; (ii) by each beneficial owner of more than 5% of the outstanding common stock of the Company; and (iii) by the directors and executive officers of the Company as a group:

                                               Percent of
                           Number of Shares    Outstanding
Name                     Beneficially Owned(1)   Shares
----                     --------------------- -----------
Charles S. Craig(2).....       4,778,371(3)       23.2%
Paribas(4)..............       1,536,021(5)        7.5
George B. Beitzel.......         398,226(6)        1.9
John E. Panning.........         351,111(7)        1.7
Richard A. Goldman......         250,093(8)        1.2
Lisa J. Harris..........          74,125(9)         *
Elliot B. Ross..........          65,171(10)        *
Jonathan B. Kagan.......          62,061(11)        *
Michael K. Phippen......          33,000            *
Directors and executive
 officers as a group....       6,012,158(12)      29.2

--------
  *  Less than one percent.
 (1) Unless otherwise stated, the beneficial owner has sole voting and investment power over the shares indicated. References in the footnotes below to currently exercisable employee stock options include options exercisable within 60 days of April 16, 2001.
 (2) Mr. Craig's address is Two Soundview Drive, Greenwich, Connecticut 06830.
 (3) Includes 1,346 shares held by Mr. Craig's SEP plan; 2,739 shares held by his rollover IRA; and 3,059,501 shares held by the C.S. Craig Family Limited Partnership. The sole general partner of the partnership is Craig Family Holdings, LLC, of which Mr. Craig is the sole member. Also includes 752,397 shares held by the 11/24/87 Trust FBO KC Craig and 752,397 shares held by the 12/17/86 Trust FBO NH Craig, with respect to which Mr. Craig shares voting and investment power. Also includes 156,178 shares held by C.S. Craig Family Foundation, Inc., of which Mr. Craig is President. Also includes 53,813 shares that Mr. Craig has the right to acquire through currently exercisable stock options.
 (4) The address of Paribas is Equitable Tower, 787 Seventh Avenue, New York, New York 10019.
 (5) Includes 1,323,521 shares held by Paribas Principal Incorporated and 212,500 shares held by Paribas North America, Inc. The foregoing information is based on public filings as of the record date.
 (6) Includes 131,779 shares owned by Mary L. Beitzel, 108,612 shares owned by the Mary L. Beitzel Grantor Trust and 108,612 shares owned by the George Beitzel Grantor Trust. Also includes 6,320 shares that Mr. Beitzel has the right to acquire through currently exercisable options.
 (7) Includes 1,372 shares owned by Alyssa W. Panning, 1,372 shares owned by Rachael Panning, and 238,661 shares held by the John E. Panning Revokable Living Trust. Also includes 109,706 shares that Mr. Panning has the right to acquire through currently exercisable employee stock options.
 (8) Includes 22,583 shares held by the Trust FBO Zachary I. Goldman, 22,583 shares held by the Trust FBO Zoe A. Goldman and 160,957 shares held by the Richard A. Goldman Intangible Asset Management Trust. Mr. Goldman disclaims beneficial ownership of the shares held by the Richard A. Goldman Intangible Asset Management Trust. Also includes 43,106 shares that Mr. Goldman has the right to acquire through currently exercisable employee stock options.

 (9) Includes 74,125 shares that Ms. Harris has the right to acquire through currently exercisable employee stock options.
(10) Includes 6,320 shares that Mr. Ross has the right to acquire through currently exercisable options.
(11) Includes an aggregate of 330 shares held by Mr. Kagan's minor children. Also includes 3,333 shares that Mr. Kagan has the right to acquire through currently exercisable options.
(12) See notes (1) through (11).

                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors, executive officers, and owners of more than 10% of the Company's common stock complied during 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended except that the Initial Statement Of Beneficial Ownership of Securities (Form 3) and the July and October Statement of Changes In Beneficial Ownership (Form 4) filed for Mr. Phippen were inadvertently filed after the required filing dates.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

  The Board of Directors is divided into three classes, having three-year terms that expire in successive years. The term of office of directors in Class III expires at the 2001 annual meeting. The Board of Directors proposes that Michael K. Phippen and John E. Panning be elected to Class III for a term of three years or until their successors are elected and qualified.

Class III Directors. The following nominees for Class III directors, if elected, will have terms ending in 2004:

  Michael K. Phippen, age 48, has served as Chairman of the Board of Directors of the Company since July 2000. He has also served as Chief Executive Officer of the Company since July 2000. Previously he served as President and Chief Executive Officer of Westaff, Inc. from January 1999 through May 2000, as President and Chief Operating Officer of Westaff, Inc. from January 1997 through January 1999 and as Executive Vice President of Westaff, Inc. from October 1995 through January 1997.

  John E. Panning, age 50, has served as a director of the Company since May 1998. He has served as Chief Financial Officer since January 1997. He served as a member of the three-person Office of the Chairman from January 1997 until December 1999. The Office of the Chairman was disbanded in December 1999 and at that time Mr. Panning was appointed as a member of the Office of the Chief Executive and served as such until July 1, 2000. From August 1996 to December 1996, he served as Senior Vice President of Finance of Staff Leasing. Mr. Panning served as Senior Vice President of Sales of Staff Leasing from January 1995 to July 1996.

Directors Continuing in Office

Class I Directors. The following Class I directors have terms ending in 2003:

  George B. Beitzel, age 72, has been a director of the Company since November 1993. He currently serves as Chairman of the Audit, Compensation and Stock Option Committees and as a member of the Executive and Nominating Committee of the Board of Directors. Mr. Beitzel is Chairman Emeritus of Amherst College and the Colonial Williamsburg Foundation. Mr. Beitzel is presently a director of Actuate, Deutsche Bank (Bankers Trust NY Corp. Subsidiary), Bitstream and Computer Task Group.

  Charles S. Craig, age 50, has been a director of the Company since November 1993. He served as Chairman of the Board of Directors from November 1993 through May 2000. Currently he serves as a member of the Executive and Stock Option Committee of the Board of Directors. From July 1995 through December 1999, Mr. Craig served as Chief Executive Officer of the Company and he served as a member of the three-person Office of the Chairman from January 1997 until December 1999. Mr. Craig has been a Managing Director of Craig Capital Corporation since 1998. An investor group organized by Craig Capital Corporation acquired Staff Leasing in 1993.

Class II Directors. The following Class II directors have terms ending in 2002:

  Elliot B. Ross, age 55, has been a director of Staff Leasing since March 1994. He served as Chairman of the Board of Directors from May 2000 through July 2000. He currently serves as Chairman of the Executive Committee and as a member of the Audit, Compensation, and Nominating Committees of the Board of Directors. Mr. Ross is currently Chief Executive Officer of The MFL Group, an executive consulting and coaching firm. Prior to this, Mr. Ross served as President of State Industrial Products from August 1998 until December 1999. Mr. Ross served as Chief Operating Officer of ESSEF Corporation from February 1994 to December 1997.

  Jonathan H. Kagan, age 44, has been a director of Staff Leasing since May 1999. He currently serves as Chairman of the Nominating Committee and as a member of the Audit, Compensation, Executive and Stock Option Committees of the Board of Directors. Mr. Kagan is currently a Managing Director at Lazard Freres & Co. LLC. Mr. Kagan served as Managing Director of Centre Partners Management LLC, from 1995 to 2000 managing investments on behalf of Centre Capital Investors II, L.P. and affiliated entities. Mr. Kagan was a Managing Director of Corporate Advisers, L.P. from 1990 to 2000 and was a Managing Director of Lazard Freres & Co. LLC from 1985 to 1998. Mr. Kagan also serves as a director of Valenzuela Capital Trust.

         The Board of Directors Recommends a vote for the election of the two nominees for Class III Directors named above.

Board Committees

  The Board of Directors has appointed an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. The Board of Directors also formed a Special Committee in March 1999 to evaluate the Company's strategic alternatives and to make a recommendation with respect to such alternatives to the Board of Directors. The Special Committee was dissolved in May 2000. The Executive Committee has and may exercise all of the authority of the Board of Directors of the Company in the management of the business and affairs of the Company to the fullest extent permitted under the bylaws of the Company and the Florida Business Corporation Act. The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and makes recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters that may come before it or as directed by the Board of Directors. The members of the Audit Committee are George B. Beitzel, Elliot B. Ross and Jonathan H. Kagan. The Compensation Committee administers the Company's compensation programs, and performs such other duties as may from time to time be determined by the Board of Directors. The members of the Compensation Committee are George B. Beitzel, Elliot B. Ross and Jonathan H. Kagan. The Stock Option Committee administers the 1997 Stock Incentive Plan. The Special Stock Repurchasing Committee was formed in January 1999 to determine the number of shares subject to the Company's stock repurchase program. The Special Stock Repurchasing Committee was dissolved in May 2000. The Nominating Committee is responsible for nominating candidates for election to the Board of Directors of the Company. The members of the Nomination Committee are George B. Beitzel, Elliot
B. Ross and Jonathan H. Kagan.

The Company's bylaws allow a shareholder to nominate directors by delivering written notice to the Company not more than 30 days before nor after the deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Board and Committee Meetings

  In 2000, the Board of Directors met 11 times, the Audit Committee met 7 times, the Compensation Committee met 3 times, the Executive Committee met 5 times, the Nominating Committee did not meet, the Special Committee met 14 times, the Special Stock Repurchasing Committee did not meet and the Stock Option Committee met 3 times. Each director attended at least 75% of the total number of meetings of the Board and Committees on which he served.

Board Compensation

  Each non-employee director receives an annual fee of $10,000. Each non-employee director also receives $1,000 for attending each meeting of a committee of the Board of Directors of which he is a member. Elliot B. Ross was paid $25,000 per month during his tenure as Chairman of the Executive Committee from December 1999 through July 2000. In addition, on March 7, 2001 each non-employee director then in office was granted an option to purchase 20,000 shares of common stock at the exercise price per share of $3.250. These options have ten-year terms and vest in four equal annual installments commencing on the first anniversary of the date of the grant. If, however, a director leaves office at the conclusion of a term for which he was elected or as a result of his death or disability, all unvested options will vest at that time.

                            EXECUTIVE COMPENSATION

  The following report of the Compensation Committee and Stock Option Committee and the performance graphs included elsewhere in the Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report or the performance graphs by reference therein.

  Report of the Compensation Committee and Stock Option Committee on Executive Compensation

  The Compensation Committee and Stock Option Committee of the Board of Directors have furnished the following report on executive compensation for fiscal year 2000.

  The Company's compensation program for executives consists of three key elements:

  .  A base salary;

  .  A performance-based annual bonus; and

  .  Periodic grants of stock options.

  The Committees believe that this three-part approach best serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances the long-term interests of shareholders. Under this approach, compensation for these officers involves a substantial proportion of pay that is "at risk;" namely, the annual bonus and stock options. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's shareholders.

  Base Salary. Base salaries for the Company's executive officers, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer or the Office of the Chief Executive, as the case may be, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, the contribution and experience of the officer, and the length of the officer's service. All salary recommendations for the executive officers are reviewed with the Compensation Committee, which then approves or disapproves the recommendations.

  Annual Bonus. A substantial portion of each executive officer's potential total annual compensation is in the form of a bonus. Before the beginning of the year, the Chief Executive Officer or the Office of the Chief Executive, as the case may be, recommends targeted bonus amounts (as a percentage of base salary) for each executive officer for the coming year. These targets are reviewed by the Compensation Committee. Bonus payments, which must be approved by the Compensation Committee, are based on individual performance and Company performance. In 2000, bonus payments were paid based on semi-annual performance and were paid during the third quarter of 2000 and in the first quarter of 2001. In 1998 and 1999, bonus payments were paid based on annual performance and were paid in the first quarter of the year following the year in which performance was measured. The bonuses set forth on the Summary Compensation Table on page 8 reflect the bonuses awarded for the year of performance, but not necessarily paid in such year.

  Stock Options. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of shareholder value over the long term and aid significantly in recruiting and retention of executive officers. The Stock Option Committee considers recommendations of the Chief Executive Officer or the Office of the Chief Executive, as the case may be, and approves all option grants.

Compensation of Chief Executive Officer

  In determining compensation for the person or persons serving as Chief Executive Officer or constituting the Office of the Chief Executive, as the case may be, the Compensation Committee and Stock Option Committee consider the criteria described above for all executive officers and especially the impact of such person's or people's leadership and creativity on achieving the Company's short-term and long-term goals.

  In determining Mr. Phippen's salary, bonus and stock option grant for 2000, pursuant to his Employment Agreement, (described herein under the heading "Executive Agreements--Phippen Employment Agreement") the Committee took into account information provided to it from the executive search firm employed to assist in the search for a Chief Executive Officer. In addition, the Committee considered Mr. Phippen's successful business history and the potential that he brings to the Company for increasing shareholder value.

Section 162(m) of the Internal Revenue Code

  Because no employee of the Company has yet received compensation in excess of $1,000,000, the Compensation Committee has not yet adopted a policy with respect to section 162(m) of the Internal Revenue Code. Generally, that section limits the Company's ability to deduct non-performance based compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee will adopt such a policy if it appears likely that one or more of its executives are nearing the $1,000,000 limitation.

  This report is submitted by:

  The Compensation Committee

  George B. Beitzel
  Jonathan H. Kagan
  Elliot B. Ross

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee consists of Messrs. Beitzel, Kagan and Ross.

Summary Compensation Table

  The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the Chief Executive Officer, the former members of the Office of the Chief Executive, and the two other highest-paid executive officers of the Company for 2000 who were serving as executive officers at the end of 2000:

                                                                          Long-Term
                          Annual Compensation                           Compensation
                         ----------------------                     ---------------------
                                                                               Number of
                                                                    Restricted   Shares
                                                                      Stock    Underlying
   Name and Principal                                Other Annual     Awards    Options      All Other
        Position         Year  Salary   Bonus       Compensation(1)  Granted    Granted     Compensation
   ------------------    ---- -------- --------     --------------- ---------- ----------   ------------
Michael K. Phippen...... 2000 $193,923 $181,425                                 400,000(3)    $184,703(4)
 Chief Executive
 Officer(2)
Richard A. Goldman(5)... 2000  155,446   48,330                                                133,380(6)
                         1999  207,000   49,200                                  29,000
                         1998  162,000  121,500                                  29,413
John E. Panning(7)...... 2000  241,508  109,454                                 200,000        133,380(6)
 Chief Financial Officer 1999  207,000   49,200                                  29,000
                         1998  162,000  121,500                                  29,413
Lisa J. Harris(8)....... 2000  227,885   95,560                                 125,000        149,500(9)
 Senior Vice President,  1999  196,154  105,000(10)                              75,000         30,123(11)
 Information Technology
 and Chief Information
 Officer
Michael W. Ehresman(12). 2000   48,462   14,654                                  75,000         40,000(13)
 Senior Vice President,
 Strategic Initiatives

--------
 (1) Does not include perquisites and other personal benefits, securities or property which do not aggregate in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
 (2) Mr. Phippen was hired on July 1, 2000.
 (3) Includes options to purchase 150,000 shares in three separate tranches, vesting over a three-year period following three stock price trigger dates. Stock price trigger dates are the dates on which the closing price of the common stock on the NASDAQ National Market exceeds for thirty consecutive business days, $10.00 per share, $15.00 per share and $20.00 per share, respectively.
 (4) Relocation expenses of $184,703.
 (5) Mr. Goldman resigned as an officer and director of the Company on July 1, 2000.
 (6) Retention bonus of $133,380.
 (7) Mr. Panning was a Member of the Office of the Chief Executive until July 1, 2000 when such Office was disbanded.
 (8) Ms. Harris was hired in January 1999.
 (9) Retention bonus of $149,500.
(10) Includes a signing bonus of $55,000.
(11) Relocation expenses of $30,123.
(12) Mr. Ehresman was hired in September 2000.
(13) Relocation expenses of $40,000.

Option Grants in 2000

  No options were exercised in 2000. The following table shows stock option grants during 2000 to the executive officers named in the Summary Compensation Table set forth on page 8:

                                       % of Total
                                        Options
                                       Granted to Exercise             Value at
                          Number of    Employees  Price per Expiration  Grant
         Name          Granted Options  In 2000     Share      Date    Date(1)
         ----          --------------- ---------- --------- ---------- --------
Michael K. Phippen....    400,000(2)      19.8      3.675   06/15/2010  2.650
Richard A. Goldman....            0        0.0        N/A          N/A    N/A
John E. Panning.......      200,000        9.9      3.875   04/06/2010  2.625
Lisa J. Harris........      125,000        6.2      3.875   04/06/2010  2.625
Michael W. Ehresman...       75,000        3.7      3.750   09/18/2010  2.600

--------
(1) The value of the option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 74.61%; risk-free interest rate of 5.59%; and expected life of 6.85 years
(2) Includes an option to purchase 150,000 shares in three separate tranches, vesting over a three-year period following three stock price trigger dates. Stock price trigger dates are the dates on which the closing price of the common stock on the NASDAQ National Market exceeds for thirty consecutive business days, $10.00 per share, $15.00 per share and $20.00 per share, respectively.

Executive Agreements

  Phippen Employment Agreement. On June 15, 2000, the Company entered into an Employment Agreement with Michael K. Phippen (the "Employment Agreement") pursuant to which Mr. Phippen was employed as the Chief Executive Officer of the Company effective July 1, 2000. Pursuant to the Employment Agreement, Mr.
Phippen:

  . receives an annual base salary of $400,000, to be reviewed no less frequently than annually;

  . is eligible to receive an annual bonus pursuant to any incentive compensation plan of the Company, in an amount determined by the Compensation Committee based on the satisfaction of certain criteria, provided that his annual bonus target shall be 75% of his annual salary;

  . receives an option to purchase 250,000 shares vesting over a three-year period at an exercise price per share of $3.675; and

  . receives an additional option to purchase 150,000 shares in three separate tranches, vesting over a three-year period following three stock price trigger dates. Stock price trigger dates are the dates on which the closing price of the common stock on the NASDAQ National Market exceeds, for thirty consecutive business days, $10.00 per share, $15.00 per share and $20.00 per share, respectively.

In addition, Mr. Phippen is eligible to participate in the employee benefit plans applicable generally to Company employees or senior executives, receives four weeks vacation, and is entitled to be reimbursed for reasonable relocation expenses.

  Pursuant to the Employment Agreement, Mr. Phippen will keep information of the Company confidential during the term of the Employment Agreement, and for a two-year period following termination of the Employment Agreement, Mr. Phippen will not compete with, solicit employees of, or solicit customers of the Company.

  The Company may terminate the Employment Agreement at any time, provided that, under the terms of the Employment Agreement, if Mr. Phippen's employment is terminated due to his death, disability, or by the Company other than for cause (as defined in the Employment Agreement), he shall be entitled to one year's base salary, and, if terminated prior to July 1, 2002, the target annual bonus for the fiscal year in which the termination occurs. The Company will also maintain Mr. Phippens employee benefits for a period of six months following termination if he is terminated due to his death, disability, or by the Company without cause (as defined in the Employment Agreement).

  Change of Control Agreements. The Company has entered into agreements (the "Executive Agreements") with Mr. Ehresman, Mr. Goldman, Ms. Harris, Mr. Panning, and Mr. Phippen that provide for certain payments to be made to such executives in the event of a change of control of the Company (as defined in the Executive Agreement and summarized below). Under the Executive Agreements, an executive is entitled to compensation if he or she is employed by the Company at the time of a change in control and his or her employment is terminated within a certain number of years (based on a multiple for each executive, as set forth below) after that change in control by the Company for a reason other than for cause (as defined in the Executive Agreements) or by the executive for good reason (as defined in the Executive Agreements). In such event, the executive would receive:

  . a lump-sum payment equal to either his or her average annual incentive bonus earned in the three fiscal years prior to the termination or his or her target annual incentive bonus for the year in which the termination occurs, whichever is greater (the "Highest Bonus"), multiplied by the fraction of the fiscal year remaining after the termination, but reduced by any annual incentive bonus amounts paid to him or her during the fiscal year in which the termination takes place; plus

  . a lump-sum payment equal to a multiple of the executive's highest annual rate of base salary during the one-year period prior to the termination; plus

  .  an amount equal to a multiple of the Highest Bonus.

  The Executive Agreements also provide for the continuation of the executive's life, disability and accident insurance and medical and dental plan coverage for a certain number of years (based on a multiple for each executive, as set forth below) after termination of employment (or if the executive cannot continue as a participant in such plans, for the provision of such benefits on the same after tax basis as if such participation has been permitted). In addition, if the executive is subject to the excise tax imposed under Section 4999 of the Code, the Company shall pay him or her an additional amount so as to put him or her in the same after-tax position he or she would have been in had the excise tax never applied.

  For purposes of the Executive Agreements, the term "change in control" generally means:

  . the acquisition by certain third parties of 25% or more of the voting power of the Company's outstanding voting securities;

  . a majority change in the composition of the Company's Board of Directors;

  . the consummation of certain mergers or consolidations of the Company where the voting securities outstanding immediately prior to such transactions represent 50% or less of the total voting power of the corporation resulting from such mergers or consolidations (or, if applicable, such corporation's ultimate parent); or

  . the approval by shareholders of a plan of liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

  Under the Executive Agreements, the multiples referred to above for each of the executives are as follows: Mr. Ehresman, one; Mr. Goldman, three; Ms. Harris, two; Mr. Panning, three; and Mr. Phippen, three.

  Goldman Severance Agreement. On April 19, 2000, the Company entered into an Employment and Severance Agreement with Mr. Goldman (the "Severance Agreement"). Pursuant to the Severance Agreement, upon the hiring of Mr. Phippen as Chief Executive Officer, Mr. Goldman resigned from all positions with the Company other than in his capacity as a "controlling person" (as defined under Florida law), which position he will retain through October 31, 2003, provided he remains a member of the Florida Board of Employee Leasing, and he shall be paid $20,000 annually for his services in such capacity.

  Additionally, under the Severance Agreement, Mr. Goldman will continue to receive his base salary and benefits through June 30, 2001, and all shares of Company restricted stock held by Mr. Goldman vested on December 31, 2000. Mr. Goldman has agreed that until the later of the termination of his position as a "controlling person" or July 1, 2001, he will not compete with, solicit the employees of, or solicit the customers of the Company. Mr. Goldman is also entitled to any indemnification provided generally to directors and officers of the Company for the services he provided to the Company as such.

Certain Transactions

  The Company's Restricted Equity Plan was adopted when the Company operated as a limited partnership. The plan allowed the Company to issue, from time to time, the equivalent of shares of common stock to its executive officers holding positions of Vice President and above. The purchase price of these common stock equivalents was determined on the basis of the original purchase price of the common stock equivalents in the 1993 transaction in which the Company acquired the assets of its predecessor. The Company lent the purchase price of these common stock equivalents to the participants in the plan on a recourse basis and at the rate upon which interest is imputed under the Internal Revenue Code. Upon completion of the Company's initial public offering, the common stock equivalents issued under the plan were converted into shares of common stock. These shares are subject to forfeiture restrictions, which allow the Company to repurchase the "unvested" portion of these interests at a formula price upon termination of employment of the executive. The Restricted Equity Plan was terminated on February 28, 1997; however, the shares into which common stock equivalents issued pursuant to the plan were converted remain subject to its terms.

  During 2000, Mr. Goldman had outstanding loans from the Company with principal balances totaling $41,322 in connection with purchases under the Restricted Equity Plan, advances to pay taxes incurred when interests vested under the Restricted Equity Plan, and for purchases of other equity interests from the Company. These loans bear interest at rates ranging from 6.4% to 7.5%. The loan to make purchases under the Restricted Equity Plan and the loan to purchase other equity interests was paid off in November 2000.

  On August 31, 2000 the Company loaned to Mr. Phippen $1,600,000 in connection with the purchase of a personal residence in Bradenton, Florida. Interest was payable to the Company at a rate of 6.5% per annum and the loan was secured by assets of Mr. Phippen equal to the amount of the principal balance of the loan. The loan and interest of $5,200 was repaid by Mr. Phippen to the Company in September 2000 at the time of the sale of his previous personal residence in California.

  On December 28, 2000, the Company purchased 25,000 shares of its Common Stock from Mr. Panning under its current share buyback program at a price of $3.156 a share, which represents the average closing price of the stock for the ten business-day period beginning December 13, 2000.

                                AUDIT COMMITTEE

Audit Committee Report

  The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

  The Audit Committee reports as follows with respect to the audit of the Company's 2000 financial statements (the "Financial Statements"):

  . The Audit Committee has reviewed and discussed the Financial Statement with the Company's management;

  . The Audit Committee has discussed with Deloitte & Touche, LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S) 380), which include, without limitation, matters related to the conduct of the audit of the Financial Statements; and

  . The Audit Committee has received written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standards Board Standard No. 1 (which relates to Deloitte & Touche, LLP's independence from the Company) and has discussed this with Deloitte & Touche, LLP.

  Based on reviews and discussions of the Financial Statements with management and discussions with Deloitte & Touche, LLP discussed above, the Audit Committee recommended to the Board of Directors that such Financial Statements be included in the Company's Annual Report on Form 10-K.

  This report is submitted by:

  The Audit Committee

  George B. Beitzel
  Elliot B. Ross
  Jonathan H. Kagan

Audit Committee Charter

  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

Independence of Audit Committee Members

  Each of the members of the Company's Audit Committee meets the requirements for independence (as defined in Section 4200(a)(4) of the NASD Marketplace Rules).

                           STOCK PERFORMANCE CHARTS

  The following chart compares the return on the Company's common stock from June 25, 1997 through December 31, 2000, with the Nasdaq Stock Market (U.S.) Index and a Peer Group Index (defined below). The comparison assumes $100 was invested on June 25, 1997, and in the Nasdaq Stock Market (U.S.) Index and the Peer Group Index and assumes reinvestment of dividends and distributions. The Peer Group Index consists of the following professional employer organizations: Administaff, Inc., Teamstaff, Inc., Employee Solutions, Inc., TEAM America Corporation, and The Vincam Group, Inc. (through its acquisition date of March 11, 1999).

                             {graph appears here]

                                                   Cumulative Total Return
                                             -----------------------------------
                                             6/25/97 12/97  12/98  12/99  12/00
                                             ------- ------ ------ ------ ------
Staff Leasing, Inc.......................... 100.00  111.03  68.38  55.88  17.65
Nasdaq Stock Market......................... 100.00  108.58 151.61 281.37 170.82
Peer Group Index............................ 100.00  104.39  70.70  71.19  93.31

                PROPOSAL 2: APPROVAL OF THE STAFF LEASING, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

Introduction

  On March 14, 2001, the Board of Directors of the Company adopted the Employee Stock Purchase Plan (the "Stock Purchase Plan") effective July 1, 2001, the full text of which is set forth in Appendix B to this Proxy Statement. Under the terms of the Stock Purchase Plan, eligible employees of the Company and designated subsidiaries will be granted options to purchase shares of Common Stock. Shareholder approval of the Stock Purchase Plan is required to qualify the Stock Purchase Plan for tax treatment under Section 423 of the Internal Revenue Code.

  The Company has reserved a total of 350,000 shares of Common Stock for issuance under the Stock Purchase Plan, subject to adjustment in the event of certain changes in corporate structure.

  The purpose of the Stock Purchase Plan is to enable eligible employees of the Company and designated subsidiaries to purchase Common Stock in a convenient manner through payroll deductions and thereby allow such employees to share in the success of the Company and to encourage them to remain in the service of the Company or its subsidiaries. Accordingly, the Board of Directors has approved and recommends a vote in favor of the Stock Purchase Plan.

  The following description of the Stock Purchase Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

Terms of the Stock Purchase Plan

  Administration. The Stock Purchase Plan is administered by the Company.

  Term. The Stock Purchase Plan will be maintained for an indefinite period.

  Eligibility. Any full-time, common law employee of the Company or of any subsidiary of the Company (as designated from time to time by the Board of Directors) who has been employed for at least 90 days may elect to purchase Common Stock through participation in the Stock Purchase Plan. As of March 31, 2001, approximately 1,200 employees would be eligible to purchase Common Stock under the Stock Purchase Plan.

  Contributions. Each eligible employee may elect to participate in the Stock Purchase Plan through payroll deductions by tendering a written election authorizing the deduction of a percentage of his or her base pay from 1% up to 10% to be applied to the purchase of Common Stock. A portion of bonuses and commissions may be contributed to the Stock Purchase Plan under such rules as the Company may determine from time to time. Payroll deductions will commence with paychecks issued during each six-month offering period, provided the election is timely delivered to the Company. A participant may not increase payroll deductions during an offering period.

  If a participant withdraws from the Stock Purchase Plan, he or she may resume participation as of the first day of a future offering period if a timely election is delivered to the Company.

  Limitations upon Participation. Owners of 5% or more of the stock of the Company or any subsidiary may not participate in the Stock Purchase Plan. In addition, no participant may purchase more than 500 (subject to adjustment) shares of Common Stock during any single offering period or at a rate that exceeds $25,000 of the fair market value of Common Stock in any calendar year.

  Purchases of Common Stock. As soon as practicable after the close of each offering period, the Company will apply the payroll deductions received during the offering period to the purchase of Common Stock at a purchase price equal to the lower of 85% of the Common Stock's fair market value as of the first day of the offering period or 85% of the fair market value of the Common Stock as of the last day of the offering period. Any payroll deductions remaining after the purchase of the maximum number of full shares which can be purchased will be applied to the purchase of shares in the immediately succeeding offering period, unless the participant timely effects an earlier withdrawal from the Stock Purchase Plan. Purchases may be made in the open market, from treasury shares or with newly issued shares. No interest is payable by the Company on accumulated payroll deductions.

  Stock Certificates. A participant may request delivery of a stock certificate representing the number of shares purchased on his behalf at such time as the Company shall prescribe, which shall be no less frequently than annually.

  Dividends. No dividend or voting rights will exist with respect to shares of Common Stock purchased under the Stock Purchase Plan until the date the stock certificate is issued.

  Transfer Restrictions. The purchase rights under the Stock Purchase Plan are not transferable by a participant. Shares purchased are also subject to a 30-day restriction on subsequent transfers, measured from the last day of the applicable offering period.

  Cessation of Participation. A participant may choose to withdraw from the Stock Purchase Plan by making a timely election either during an offering period or as of the end of any offering period. Withdrawals will occur automatically when and if a participant ceases to be an eligible employee.

  Expenses. The Company intends to bear all costs of maintaining records and executing transfers of Common Stock, although the Company reserves the right in the future to charge such expenses against participant accounts.

  Amendment or Discontinuance of the Stock Purchase Plan. The Board of Directors may amend or discontinue the Stock Purchase Plan at any time. No amendment will be effective without the approval of the Company's shareholders where such approval is deemed necessary under applicable law.

  No amendment may deprive a participant of any shares of Common Stock acquired on his or her behalf prior to the effective date of the amendment.

Benefits to Named Executive Officers and Others

  The Stock Purchase Plan has not been implemented as of the date of this Proxy Statement.

Tax Consequences

  The Company intends that the Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The federal income tax consequences to the participants and the Company are as follows.

  Contributions withheld from a participant's pay through payroll deductions are taxable income to the participant, and the participant's cash contributions to the Stock Purchase Plan are deductible by the Company.

  The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the Stock Purchase Plan (the "Holding Period") is 18 months after the shares are purchased. If a participant holds Common Stock for the required Holding Period and then sell the shares, he or she will realize ordinary income to the extent of the lesser of (1) the amount, if any, by which the amount paid for the Common Stock was exceeded by the fair market value of the Common Stock on the first day of the offering period or (2) the amount, if any, by which the amount paid for the Common Stock was exceeded by the fair market value of the Common Stock at the time of the disposition. Any further gain realized upon the sale will be considered a long-term capital gain. If the sale price is less than the purchase price, there will be no ordinary income and the participant will have a long-term capital loss for the difference.

  When a participant sells Common Stock purchased under the Stock Purchase Plan before the expiration of the required Holding Period, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the last day of the offering period over the price actually paid for the Common Stock. Any gain realized in excess of that amount will be taxed as a capital gain. If the sale price is less than the amount paid, increased by the ordinary income that must be recognized, then any such loss will be a capital loss.

  The foregoing discussion is only a general summary of the federal income tax consequences of a purchase of Common Stock under the Stock Purchase Plan and the subsequent disposition of shares received pursuant to such purchases.

Shareholder Vote Required

  The Board of Directors seeks shareholder approval because such approval is required under the Internal Revenue Code as a condition to favorable tax treatment for participants under the Stock Purchase Plan. Approval of the Stock Purchase Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company present, or represented by proxy and entitled to vote, at the Annual Meeting.

    The Board of Directors Recommends a vote for the approval of The Stock
                                Purchase Plan.

Shareholder Proposals

  Any proposals that shareholders of the Company desire to have presented at the 2002 annual meeting of shareholders must be received by the Company at its principal executive offices not later than December 21, 2001.

Relationship with Independent Auditors

Independent Auditors

  Deloitte & Touche, LLP acted as the Company's independent auditors for fiscal year 2000. One or more representatives of Deloitte & Touche, LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. The Audit Committee has not yet appointed the independent auditors for 2001, but anticipates appointing them in mid-year, consistent with past practices.

Audit Fees

  The aggregate fees billed for professional services rendered for the audit of the Financial Statements and the reviews of the financial statements included in the registrant's Forms 10-K for 2000 were $170,000.

Financial Information Systems Design and Implementation Fees

  The Company did not retain Deloitte & Touche, LLP to perform any financial information systems design or implementation services in 2000.

All Other Fees

  During 2000, the fees billed by Deloitte & Touche, LLP for services not described above were $163,621.

Determination of Auditor Independence

  The Audit Committee has considered the provision of non-audit services by Deloitte & Touche, LLP and has determined that it was not incompatible with maintaining their independence.

                            SOLICITATION OF PROXIES

  The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone, and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                          By Order of the Board of Directors,

                                          /s/ John E. Panning,
                                          John E. Panning,
                                          Assistant Secretary

Bradenton, Florida
April 20, 2001

                                                                     Appendix A

                              STAFF LEASING, INC.

                            AUDIT COMMITTEE CHARTER

  One committee of the Board of Directors will be known as the audit committee. The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the Board of Directors. Only independent directors will serve on the audit committee. An independent director is free of any relationship that could influence his or her judgment as a committee member.

  The primary function of the audit committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and all audit processes.

General responsibilities

  . The audit committee provides open avenues of communication among the internal auditors, the independent accountant, and the Board of Directors.

  . The audit committee must report committee actions to the full Board of Directors with such recommendations as the committee may deem appropriate.

  . The audit committee has the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee is empowered to retain independent counsel, accountants, or others to assist in an investigation.

  . The audit committee will meet at least four times each year or more frequently as circumstances require. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend a meeting and provide pertinent information as necessary.

  . The audit committee will perform such other functions as assigned by law, the company's charter or by-laws, or the Board of Directors.

Responsibilities for engaging independent accountants and appointing the internal auditor

  . The audit committee will select the independent accountants for company audits. The committee's selection is subject to approval by the full Board of Directors. The audit committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

  . The audit committee will review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

  . The audit committee will confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid.

  . The audit committee will consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and procedural plans made by the internal auditors and the independent accountant.

  . The audit committee will consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

  . The audit committee will review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Responsibilities for reviewing internal audits, the annual external audit, and the review of quarterly and annual financial statements

  . The audit committee will ascertain that the independent accountant views the Board of Directors as its client, that it will be available to the full Board of Directors at least annually, and that it will provide the committee with a timely analysis of significant financial reporting issues.

  . The audit committee will ask management, the director of internal auditing, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

  . The audit committee will review the following with the independent accountant and the director of internal auditing:

    . The adequacy of the company's internal controls, including computerized information system controls and security.

    . Any significant findings and recommendations made by the independent accountant or internal auditing, together with management's responses to them.

  . After the annual examination is completed, the audit committee will review the following with management and the independent accountant:

    .  The company's annual financial statements and related footnotes.

    . The independent accountant's audit of and report on the financial statements.

    . The auditor's qualitative judgement about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

    . Any serious difficulties or disputes with management encountered during the course of the audit.

    . Any other matters related to the audit which are to be communicated to the committee under generally accepted auditing standards.

  . The audit committee will consider and review with management and the director of internal auditing:

    . Any significant findings during the year and management's responses to them.

    . Any difficulties encountered during the course of their audits, including any restrictions on the scope of their work or access to required information.

    .  Any changes required in the planned scope of their audit plan.

    .  The internal auditing department's budget and staffing.

    .  The internal auditing department's charter or policy statement.

    . The internal auditing department's compliance with the Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

  . The audit committee will review filings with the SEC and other published documents containing the Company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

  . The audit committee will review the interim financial reports with management, the independent accountant, and the director of internal auditing before those interim reports are released to the public or filed with the SEC or other regulators.

  . The audit committee will prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

Periodic responsibilities

  .  Review and update the committee's charter annually.

  . Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

  .  Review the Company's compliance policies and programs.

  . Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs, and reports received from regulators.

  . Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

                                                                      Appendix B
                              STAFF LEASING, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

 1.  PURPOSE...............................................................  B-1

 2.  DEFINITIONS...........................................................  B-1

 3.  ELIGIBILITY AND PARTICIPATION.........................................  B-2

 4.  PAYROLL DEDUCTIONS....................................................  B-2

 5.  CASH WITHDRAWALS AND DISTRIBUTIONS UPON TERMINATION OF
     PARTICIPATION ........................................................  B-2

 6.  GRANT OF OPTION AND OPTION EXERCISE PRICE.............................  B-3

 7.  EXERCISE OF OPTION....................................................  B-3

 8.  DELIVERY..............................................................  B-4

 9.  STOCK SUBJECT TO ESPP.................................................  B-4

 10. ADMINISTRATION........................................................  B-4

 11. ADMINISTRATIVE FEES...................................................  B-4

 12. TRANSFERABILITY.......................................................  B-4

 13. DESIGNATION OF BENEFICIARY............................................  B-4

 14. REPORTS...............................................................  B-5

 15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION............................  B-5

 16. CONDITIONS UPON ISSUANCE OF SHARES....................................  B-6

 17. LEGENDS...............................................................  B-6

 18. AMENDMENT OR TERMINATION..............................................  B-6

 19. NOTICES...............................................................  B-6

 20. NO CONTRACT...........................................................  B-6

 21. HEADINGS AND CONSTRUCTION.............................................  B-6

 22. APPROVAL OF STOCKHOLDERS..............................................  B-6

                              STAFF LEASING, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

  1. Purpose. The purpose of the Staff Leasing, Inc. Employee Stock Purchase Plan (the "ESPP") is to provide employees of Staff Leasing, Inc., a Florida corporation (the "Company"), with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of common stock of the Company ("Common Stock"). The Company intends the ESPP to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Accordingly, the provisions of the ESPP shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423. The ESPP was adopted by the Board of Directors on March 14, 2001 and shall become effective July 1, 2001.

  2. Definitions.

  (a) "Board of Directors" means the board of directors of the Company.

  (b) "Code" means the Internal Revenue Code of 1986, as amended.

  (c) "Compensation" shall mean all regular gross wages exclusive of commissions, overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation; except as the Company may otherwise determine from time to time pursuant to rules uniformly applied.

  (d) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board of Directors from time to time in its sole discretion as eligible to participate in the Plan.

  (e) "Eligible Employee" means any Employee of the Company or a Designated Subsidiary, excluding:

    (1) any Employee who customarily is employed for twenty (20) hours per week or less;

    (2) any Employee who would own (immediately after the grant of an option under the ESPP and applying the rules of Code Section 424(d) in determining stock ownership) shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary; and

    (3) any Employee who customarily is employed for five (5) months or less.

  (f) "Employee" means any common law employee employed by the Company or a Subsidiary.

  (g) "Entry Date"means the first day of each Offering Period.

  (h) "Offering Period" means each six-month period beginning January 1 and July 1.

  (i) "Parent" means a corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option hereunder, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  (j) "Participant" means an Eligible Employee who participates in the ESPP pursuant to Paragraph 3.

  (k) "Subsidiary" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option hereunder, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  3. Eligibility and Participation.

  (a) Any person who has been an Eligible Employee at least ninety (90) days prior to an Entry Date shall be eligible to become a Participant in the ESPP beginning on that Entry Date and shall become a Participant as of that Entry Date by completing an authorization form provided by the Company, in the form and containing the terms and conditions as the Company from time to time may determine, and filing it with the Company by the date required by the Company.

  (b) Any Eligible Employee who completes the 90-day waiting period during an Offering Period may become a Participant in the ESPP as of the first day of the next Offering Period and shall become a Participant as of such date by completing an authorization form provided by the Company, in the form and containing the terms and conditions as the Company from time to time may determine, and filing it with the Company by the date required by the Company.

  (c) A person shall cease to be an active Participant upon the earliest to occur of:

    (1) the date of a termination of employment from the Company and all Designated Subsidiaries, for any reason, before the last day of the Offering Period;

    (2) immediately following a cessation of payroll deductions for the Participant under Paragraph 4(c); or

    (3) the date of a withdrawal by the Participant under Paragraph 5.

  4. Payroll Deductions. A Participant may contribute to the ESPP through payroll deductions as follows:

    (a) A Participant shall on his authorization form elect to have payroll deductions made from his Compensation at a rate which, expressed as a percentage, shall be at least one percent (1%) and not exceed ten percent (10%) of his Compensation.

    (b) Payroll deductions for a Participant shall commence for Compensation paid during the Offering Period for which the authorization form is effective and shall continue for successive Offering Periods until the effective date of an Employee's authorization to change the rate of his payroll deductions or stop payroll deductions.

    (c) A Participant may change the rate of his payroll deductions effective on the first day of any Offering Period, provided the Employee files with the Company his authorization form by the date required by the Company. However, a Participant may elect to decrease or stop payroll deductions effective as of the first day of the payroll period coinciding with or immediately following the Company's processing the Participant's request.

    (d) All payroll deductions made for a Participant shall be credited to his account under the ESPP. All payroll deductions made from Participants' Compensation under the ESPP shall be commingled with the general assets of the Company and no separate fund shall be established. Participants' accounts are solely for bookkeeping purposes and the Company shall not be obligated to pay Participants interest on account balances.

  5. Cash Withdrawals and Distributions upon Termination of Participation.

  (a) A Participant may elect to withdraw the balance of the cash credited to his account under the ESPP by giving written notice to the Company prior to the date specified by the Company before the end of the then current Offering Period.

  (b) The Company shall pay the cash balance of a Participant's account to the Participant as soon as administratively feasible following the date of processing of the withdrawal request or the date a person otherwise ceases to be an active Participant prior to the last day of an Offering Period pursuant to Paragraph 3(c), as applicable.

  (c) On the date of the Company's receipt and processing of a Participant's withdrawal request or the date a person otherwise ceases to be an active Participant pursuant to Paragraph 3(c), the Participant's outstanding options under the ESPP shall immediately terminate. A Participant who receives a withdrawal of the cash balance of his or her account under the ESPP shall not be entitled to participate in the ESPP until the next Entry Date.

  (d) If a Participant withdraws the cash balance of his account, no further payroll deductions will be made from the Participant's Compensation during that Offering Period.

  6. Grant of Option and Option Exercise Price.

  (a) As of the beginning of each Offering Period, a Participant is granted an option to purchase a whole number of shares at eighty-five percent (85%) of the lesser of the fair market value as of the first day of each Offering Period or the last day of each Offering Period up to an amount which does not exceed the Participant's payroll deduction for that Offering Period. The option price of each share of Common Stock to be purchased with a Participant's account during a Offering Period shall be equal to eighty-five percent (85%) of the lesser of the fair market value of one share of Common Stock on the first day of the Offering Period or the fair market value of one share of Common Stock on the last day of the Offering Period. The maximum number of shares of Common Stock for which a Participant may be granted purchase rights for an Offering Period is 500.

  (b) Notwithstanding the preceding subparagraph or any other provisions of the ESPP, no Participant shall be granted an option which permits his rights to purchase shares under all employee stock purchase plans of the Company and its Parent and Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time.

  (c) For purposes of the preceding subparagraphs, the fair market value of a share of Common Stock on the first and last day of each Offering Period shall be determined as of each such date, or the most immediately preceding business day with respect to which the information required in the following clauses is available, as follows:

    (1) if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

    (2) if the Common Stock is not traded on any such exchange, the closing sale price as reported by the NASDAQ Stock Market;

    (3) if no such closing sale price information is available, the average of the closing bid and asked prices as reported by the NASDAQ Stock Market; or

    (4) if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service.

  (d) All options granted during an Offering Period shall expire on the last day of that Offering Period.

  7. Exercise of Option. Unless a timely withdrawal has been effected pursuant to Paragraph 5 above, a Participant's option for the purchase of shares during an Offering Period will be automatically exercised for him on the last day of each Offering Period for the purchase of the maximum number of whole shares which the Participant's account on that day can purchase at the option exercise price; subject to the limitations under Paragraph 6 above. Any funds remaining after the exercise of a Participant's option shall be held and will be available for purchases of shares on the last day of the next succeeding Offering Period.

  8. Delivery. As soon as administratively feasible after the last day of each Offering Period, the Company shall deliver to a custodian designated by the Plan Administrator (as defined in Paragraph 11 below), the shares of Common Stock purchased upon the exercise of option rights. No less frequently than annually, at such times as the Plan Administrator shall prescribe, a Participant may elect to have such shares delivered to the Participant or to an account established by the Participant with any brokerage firm. If a Participant ceases to be an active Participant due to any event described in Paragraph 3(c)(1), shares of Common Stock credited to the Participant's account shall be deliverable as soon as administratively practicable. A Participant may not direct the Plan Administrator to sell any shares of Common Stock credited to his or her account, regardless of whether such shares are otherwise immediately deliverable to him or her. The cost of any disposition of shares of Common Stock acquired through participation in the Plan shall be the sole responsibility of the Participant.

  9. Stock Subject to ESPP.

  (a) The shares of Common Stock to be sold to Participants under the ESPP may, at the election of the Company, be either treasury shares, shares originally issued for such purpose or shares acquired on the open market. The maximum number of shares made available for sale under the ESPP shall be 350,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 15. If the total number of shares for which options are to be exercised in accordance with Paragraph 7 exceeds the number of shares then available under the ESPP, the Company shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

  (b) A Participant will have no interest in shares covered by his option until a certificate for such shares is issued.

  (c) Shares to be delivered to a Participant under the ESPP will be registered in the name of the Participant, or if so directed by the Participant and if permissible under applicable law, in the names of the Participant and one other person designated by the Participant, as joint tenants with rights of survivorship.

  (d) Shares of Common Stock purchased under the terms of the Plan may not be sold for a period of thirty (30) days following the last day of the applicable Offering Period.

  10. Administration. The ESPP shall be administered by the Company or its designee (the "Plan Administrator"). Subject to the provisions of the ESPP, the Plan Administrator shall have full and conclusive authority to interpret the ESPP; to prescribe, amend and rescind rules and regulations relating to the ESPP; and to make all other determinations necessary or advisable for the proper administration of the ESPP. The Plan Administrator's decisions shall be final and binding. The Plan Administrator may delegate the duty to perform administrative functions.

  11. Administrative Fees. The Plan Administrator may charge Participants' accounts for reasonable administrative fees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan.

  12. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant with the exception of by will or the laws of descent and distribution. Any attempted assignment, transfer, pledge, or other disposition other than by will or by the laws of descent or distribution shall be without effect.

  13. Designation of Beneficiary.

  (a) A Participant may file with the Company a written designation of a beneficiary who is to receive any cash to his or her credit under the Plan in the event of the Participant's death before an Exercise Date, or any shares of Common Stock and cash to his or her credit under the Plan in the event of the participant's death on or after the last day of an Offering Period but prior to the delivery of such shares and cash. A beneficiary may be changed by the Participant at any time by notice in writing to the Company.

  (b) Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the time of the Participant's death of a beneficiary designated by the Participant in accordance with the immediately preceding subparagraph, the Company shall deliver such shares or cash, or both, to the beneficiary. In the event a Participant dies and is not survived by a then living or in existence beneficiary designated by him in accordance with the immediately preceding subparagraph, the Company shall deliver such shares or cash, or both, to the personal representative of the estate of the deceased Participant. If to the knowledge of the Company no personal representative has been appointed within ninety (90) days following the date of the participant's death, the Company, in its discretion, may deliver such shares or cash, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Company then to such other person as the Company may designate.

  (c) No designated beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.

  14. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of accounts will be given to Participants as soon as practicable following the last day of each Offering Period, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

  15. Adjustments Upon Changes in Capitalization.

  (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Plan Administrator to the number and kind of shares available for the granting of options, to which outstanding options shall be exercisable, and to the maximum number of shares purchasable, as specified under Paragraph 6(a). No fractional shares shall be issued or optioned in making any such adjustments. All adjustments made by the Plan Administrator under this paragraph shall be conclusive.

  (b) In the event of or in anticipation of a merger, consolidation or other reorganization of the Company or tender offer for shares of Common Stock, the Plan Administrator may make such adjustments with respect to options and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new options, the termination of outstanding options for cash, the adjustment of outstanding options, or the acceleration of options.

  (c) The grant of an option pursuant to the ESPP shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

  (d) The Board of Directors shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing or properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board of Directors determines in its sole discretion advisable which are consistent with the Plan.

  16. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including without limitations, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

  17. Legends. The Company reserves the right to place an appropriate legend on any certificate representing shares of Common Stock issuable under the Plan with any such legend reflecting restrictions on the transfer of the shares as may be necessary to reflect the terms of the Plan, to assure the availability of applicable exemptions under federal and state securities laws, or both.

  18. Amendment or Termination. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, this Plan, or Employees are subject. No amendment or termination of the Plan shall adversely affect the rights of an Employee without his consent with respect to Common Stock previously acquired under the Plan.

  19. Notices. All notices or other communications by a Participant to the Company under or in connection with the ESPP shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company.

  20. No Contract. The ESPP shall not be deemed to constitute a contract between the Company or any Subsidiary and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in the ESPP shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time, regardless of the effect which such discharge shall have upon him or her as a Participant.

  21. Headings and Construction. The headings to Paragraphs in the ESPP have been included for convenience of reference only. The ESPP shall be interpreted and construed in accordance with the laws of the State of Florida.

  22. Approval of Stockholders. The ESPP shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the adoption of the ESPP by the Board of Directors. The ESPP is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the ESPP and all outstanding options issued thereunder void and of no effect.

  IN WITNESS WHEREOF, the Company has caused this ESPP to be executed as of this 14th day of March, 2001.

                                          STAFF LEASING, INC.

                                                 /s/ Michael K. Phippen
                                          By: _________________________________


                                                 Chief Executive Officer
                                          Title: ______________________________

ATTEST:
         /s/ John E. Panning
_____________________________________

       Chief Financial Officer
Title: ______________________________

[CORPORATE SEAL]

                              STAFF LEASING, INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


The undersigned appoints George B. Beitzel and Elliot B. Ross, and each of them, his or her proxies with full power of substitution, to vote all the shares of common stock of Staff Leasing, Inc. that the undersigned may be entitled to vote at the annual meeting of shareholders to be held May 24, 2001, and at any adjournment or postponement thereof, as indicated on the reverse side hereof.

  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

            (Continued and to be signed and dated on reverse side.)

                                             STAFF LEASING, INC.

                                             P.O. BOX 11331

                                             NEW YORK, N.Y. 10203-0331

STAFF LEASING, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
                   -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Staff Leasing, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     STAFF1            KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------------------------
                                                                                  DETACH AND RETURN THIS PORTION ONLY

                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
STAFF LEASING, INC.

1. Election of Directors                   For     Withhold     For All    To withhold authority to vote, mark "For
   01) Michael K. Phippen                  All       All        Except     All Except" and write the nominee's number
   02) John E. Panning                     [ ]       [ ]         [ ]       on the line below.

                                                                           ------------------------------------------

Vote On Proposal                                                                        For      Against      Abstain

2. Approval of: The proposal to adopt the Employee Stock Purchase Plan.                 [ ]        [ ]         [ ]

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

PLEASE DATE THE PROXY AND SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON WHEN THERE IS MORE THAN ONE OWNER,
EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE
YOUR TITLE AS SUCH. IF EXECUTED BY INCORPORATION, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                                  CHANGE OF ADDRESS AND
                                  OR COMMENTS MARK HERE [ ]


_________________________________________  ___________                      _________________________________________  ___________
Signature (PLEASE SIGN WITHIN BOX)         Date                             Signature (Joint Owners)                   Date
